140214563 Amendment to WaFd Bank Deferred Compensation Plan Pursuant to the power to amend reserved to Washington Federal Bank (the “Company”) pursuant to Section 9.1 of the WaFd Bank Deferred Compensation Plan (Effective ____, 2022) (the “Plan”), the Company hereby amends the Plan effective as of _________, 2023 as follows: 1. Section 2.15, Company Contribution Account, is amended by adding the following language to the end of such section: The Company may designate one Company Contribution Account as a “SERP Account”. 2. Section 5.1 is amended by adding the following paragraph to the end of such section: SERP and Incentive/Retention Contribution. A Participating Employer may, in its sole discretion, credit a SERP Company Contribution or an incentive/retention Company Contribution to a Participant’s Company Contribution Account in any amount determined by the Participating Employer. SERP and incentive-retention contributions are credited to Company Contribution Accounts established by the Committee, with a dedicated Account established for SERP Company Contributions (a “SERP Account”). 3. Section 5.2 is amended by adding the following two paragraphs as the second and third unnumbered paragraphs of Section 5.2: SERP Company Contributions vest as follows: Attained Age Vested Percentage 62 80% 63 90% 64 100% SERP Company Contributions also become 100% vested in the event of the Participant’s involuntary termination of employment without Cause, including a voluntary termination of employment for Good Reason. All amounts credited to any Company Contribution Account will be forfeited in the event of the Participant’s termination of employment for Cause, regardless of the vested percentage earned under the above schedule. 4. Section 6.3 is amended by adding the following language to the end of the paragraph titled “Commencement”: A Participant’s SERP Company Contribution Account commences payment upon the Participant’s Separation from Service. 5. Section 6.3 is amended by adding the following language to the end of the paragraph titled “Form of Payment for Company Contribution Accounts”:

2 140214563 In the case of SERP Company Contributions, a Participant’s SERP Account will be paid in ten (10) substantially equal annual installments unless the Committee specifies a different Payment Schedule on or before the date the Participant obtains a legally binding right to his or her initial SERP Company Contribution. In addition, the amount of any distribution and/or the applicable Account Balance remains subject to any limitation imposed the Participant’s employment agreement(s) as a result of the application of Code Section 280G. 6. Section 6.8 is amended by adding the following language to the end of Section 6.8: If a Participant’s Account holds stock units payable in shares of the Company’s common stock, the Account Balance and installment amount shall be expressed in whole units rather than dollars, with any fractional unit resulting from the calculation rounded down to the next whole unit 7. Article VII is amended by adding a new Section 7.7 to read as follows: 7.7 Company Stock. Amounts credited to a Participant’s Account in the form of Company stock units will be held as units with one unit equal in value to one share of the Company’s common stock. Dividend equivalents credited with respect to stock units will be credited as additional stock units. All stock units will be paid in shares of the Company’s common stock. To the extent the dollar amount of a cash deferral or dividend equivalent is converted to stock units, the conversion shall occur based on the closing price of the Company’s common stock as of the date such deferral amount is or was credited to the Participant’s Account or, in the case of a conversion from units to a dollar amount (and only to the extent units are payable in cash or eligible for re- allocation to another investment option), the applicable Valuation Date set forth in Section 6.1 and 6.8 or the date of the re-allocation. IN WITNESS WHEREOF, the undersigned executed this Amendment as of the _____ day of _______________, 2023. WASHINGTON FEDERAL BANK By: _______________________________ (Print Name) Its: ________________________________ (Title) _____________________________________________ (Signature)